UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2005 (June 24, 2005)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-804	13-1885030

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166

(Address of Principal Executive Offices)	(Zip Code)

(212) 986-5500

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

        On June 24, 2005, Sequa Corporation, a Delaware corporation (the "Company") issued 91,168 shares of its Class A Common Stock in exchange for 61,600 shares of the Company's $5.00 Cumulative Convertible Preferred Stock (the "Preferred Stock"). The exchange ratio for this exchange was 1.48 shares of Class A Common Stock for each share of Preferred Stock. The conversion ratio is 1.322 shares of Class A Common Stock for each share of Preferred Stock. The exchange was the result of an unsolicited offer from a single holder and the Company received no cash proceeds from the exchange of the Preferred Stock. The exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended, is applicable to this issuance of Class A Common Stock as an exchange by the Company with an existing securityholder exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

The press release announcing the exchange is included herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release of Registrant dated June 27, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUA CORPORATION

By: /s/ Kenneth A. Drucker
Kenneth A. Drucker
Vice President and Treasurer
Dated: June 29, 2005